Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP Y37828 103

HUNTER MARITIME ACQUISITION CORP.

UNITS CONSISTING OF ONE CLASS A COMMON SHARE

AND ONE-HALF OF ONE WARRANT, EACH WHOLE WARRANT ENTITLING

THE HOLDER TO PURCHASE ONE CLASS A COMMON SHARE

THIS CERTIFIES THAT                                                                  is the owner of                                                              Units.

Each Unit (“Unit”) consists of one (1) Class A common share, par value $0.0001 per share (“Common Share”), of Hunter Maritime Acquisition Corp., a Marshall Islands corporation (the “Company”), and one-half of one warrant (“Warrant”). Each whole warrant entitles the holder thereof to purchase one Common Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the first date on which the Company completes a merger, capital stock exchange, asset acquisition, debt acquisition, stock purchase, reorganization or other similar business combination (each a “Business Combination”), or (ii) the date that is twelve (12) months from the closing of the Company’s initial public offering, and will expire unless exercised at 5:00 p.m., New York City time, on the date that is five (5) years after the completion of the Company’s initial Business Combination (or, if an effective registration statement covering the Common Shares issuable upon exercise of the warrants is not then effective and a prospectus relating to such Common Shares is not then available, upon such registration statement being effective and such prospectus being available for five consecutive business days), or earlier upon redemption or liquidation, in accordance with the terms set forth in the Warrant Agreement (defined below). The Common Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to                 , unless Morgan Stanley & Co. LLC elects to allow separate trading earlier, subject to the Company’s submission of a Current Report on Form 6-K with the U.S. Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                 , 2016, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Chief Executive Officer	Secretary

Hunter Maritime Acquisition Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	___________ Custodian___________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

__________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

The holder of this certificate shall be entitled to receive funds from the trust account only in accordance with the terms of the Investment Management Trust Agreement, dated as of                 , 2016 by and between the Company and Continental Stock Transfer & Trust Company, entered into in connection with the Company’s initial public offering. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.